Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Forms S-3 (Nos. 333-161937; 333-146782; 333-145735 and; 333-132596) and in each of the related prospectuses, of our report dated March 31, 2010 with respect to the consolidated financial statements of Magnum Hunter Resources Corporation for the year ended December 31, 2009.
We also consent to the reference of our Firm under the caption “Experts” in such Registration Statements and related prospectus.
Hein & Associates LLP
Dallas, Texas
March 31, 2010